Exhibit 21

                              List of Subsidiaries
                              --------------------

Women of Wrestling, Inc. - Indiana Corporation
Murphy Development, Ltd., Ohio Limited Liability Company
Cornerstone Wireless Services Incorporated - Indiana Corporation
Cornerstone Wireless Construction Services, Inc. - Indiana Corporation
PDH, Inc. - Indiana Corporation
Kingston Sales Corp. - Indiana Corporation
Telecom Technology Corporation  - Indiana Corporation
StarQuest Wireless, Inc. - Indiana Corporation (a wholly-owned subsidiary of Telecom Technology Corporation)
Nor-Cote International, Inc. - Illinois Corporation
Nor-Cote International, Ltd (UK) (a wholly-owned subsidiary of Nor-Cote International, Inc.)
Nor-Cote International PTE Ltd (Singapore) (a wholly-owned subsidiary of Nor-Cote International, Inc.)
Nor-Cote (Malaysia) SDN, BHD (a wholly-owned subsidiary of Nor-Cote International, Inc.)
Professional Staff Management, Inc. - Indiana Corporation
Professional Staff Management, Inc. II - Indiana Corporation
Pro Staff, Inc. - Indiana Corporation